EXHIBIT 10.1

SECURED PROMISSORY NOTE

$1,100,000.00	November 7, 2014

For value received, the undersigned, Oryon Technologies, Inc. (“Oryon”), a Nevada corporation, and OryonTechnologies, LLC, a Texas limited liability company, (individually, a “Maker” and collectively, “Makers”), as co-makers, hereby jointly and severally promise to pay to the order of Myant Capital Partners, Inc. and Tony Chahine (collectively, the “Myant Payees”) and M. Richard Marcus, MRM Acquisitions, LLC, and Oryon Capital, LLC (collectively, the “Marcus Payees”) in the City of Dallas, Dallas County, Texas (individually, a “Payee” and collectively, the “Payees”), on or before November, 2016 (the “Maturity Date”), the sum of $1,100,000.00 with interest as specified herein.

This Promissory Note (this “Note”) is subject to the following additional provisions, terms and conditions:

1.          Settlement Agreement; Certain Definitions. This Note is the Promissory Note referenced in that certain Settlement Agreement dated September 24, 2014, by and among Makers and Payees (the “Settlement Agreement”). Terms defined in the Settlement Agreement are used herein as so defined unless otherwise defined herein.

2.          Payment Schedule. Makers hereby agree to make an initial payment to the Myant Payees in the amount of $250,000.00 and the Marcus Payees in the amount of $250,000.00 on or before 90 days following the date of the execution of this Note (collectively, the “Initial Note Payment”). The Initial Note Payment shall be made by wire transfer to the bank account identified in paragraph 5 below.

3.          Principal. The principal amount of this Note, following the payment of the Initial Note Payment set forth in paragraph two above, shall be paid as set forth herein. Beginning on the tenth (10th) month following the execution of this Note, and on every month thereafter, the Makers shall pay equal payments such that on the twenty-fourth (24th) month anniversary of the date of the execution of this Note, the Note shall be paid in full.

To the extent not previously paid, the entire unpaid principal balance hereof plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. All principal payments shall be accompanied by accrued interest on the outstanding principal amount of this Note to the date of payment. Makers may at any time and from time to time prepay all or any part of the unpaid principal balance of this Note without premium or penalty. All payments received by Payee shall be applied first to the payment of accrued unpaid interest and thereafter to the payment of principal.

Anything to the contrary notwithstanding, the “Accelerated Balance of this Note” (as defined below) shall automatically and immediately become due and payable, upon the occurrence of any of the following events: (i) a sale, license or other disposition of all or substantially all of the assets of Oryon or its subsidiaries, as applicable; (ii) a merger, consolidation, recapitalization or other transaction, or series of related transactions, in which any Person who is not an owner of more than fifty percent (50%) of the combined voting power of the capital stock or all interests in Oryon, as applicable, immediately prior to the closing of such transaction becomes the beneficial owner, directly or indirectly, individually or collectively with any other Person acting jointly or as a group, of fifty percent (50%) or more of the combined voting power of the capital stock or all interests in Oryon, as applicable; or (iii) the liquidation, dissolution or winding up of a Maker (collectively, an “Acceleration Event”). For the purpose of this Note, the “Accelerated Balance of this Note” means (i) the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon if the conditions set forth in the preceding clause (i) are not met.

Makers shall provide prompt written notice to Payees of any event constituting an Acceleration Event no later than five (5) Business Days after the date of the occurrence of an Acceleration Event. For the purpose of this Note, a “Business Day” is any day other than Saturday or Sunday that commercial banks are open for business in Dallas, Texas.

4.          Interest.

(a)          Makers agree to pay interest in respect of the unpaid principal amount of this Note from the date hereof to maturity at a rate per annum equal to six percent (6%) per annum. Matured unpaid principal and interest shall bear interest from date of maturity until paid at a rate per annum equal to the Maximum Lawful Rate. The term "Maximum Lawful Rate", as used in this Note, means the maximum rate of non-usurious interest, and the term "Maximum Lawful Amount" means the maximum amount of non-usurious interest, permitted with respect to the indebtedness evidenced by this Note from time to time by applicable law after taking into account any and all fees, payments, and other charges that constitute interest under applicable law.

(b)          Interest on the principal of this Note shall accrue from and including the date hereof to but excluding the date of any repayment thereof and shall be payable (i) on each date that a payment of principal is due under Section 3 of this Note; (ii) on the outstanding unpaid principal balance at the maturity of this Note; and (iii) after maturity on demand.

5.          Payments in General. The Initial Note Payment shall be paid consistent with the provisions of Article 2 by Makers. All other payments under this Note shall be made to Payee not later than 3:00 p.m. (central time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds. Unless otherwise specified in writing by Myant Capital Partners, all payments under this Note shall be made by wire transfer to the Payees to the bank account held on the name of Myant Capital Partners, Inc. at The Bank of Nova Scotia. The Payees shall allocate the distribution of the payments among themselves. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable during such extension.

6.          Security Agreement. This Note is secured pursuant to a Intellectual Property Security Agreement of even date by Makers (the “Security Agreement’).

7.          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Note:

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(a)          Makers shall fail to pay any principal of or interest on this Note when and as the same shall become due and payable, whether on the date of this Note, an installment date, at the Maturity Date, by acceleration hereof or otherwise, and with respect to payments other than the Initial Note Payment (which shall have no cure period) such default shall continue unremedied for five (5) consecutive Business Days after receipt by Makers of written notice of such default;

(b)          A Maker’s breach of any representation, warranty or covenant under this Note (other than the failure to pay any principal or interest on this Note when and as the same shall become due and payable), the Settlement Agreement or the Security Agreement and such breach shall continue unremedied for five (5) consecutive Business Days after receipt by such Maker of written notice of such default;

(c)          Upon the occurrence of any event of default under any other loan or security agreement between any lender and a Maker; or

(d)          A Maker:

(i)          shall file for relief under any bankruptcy, insolvency or similar law or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(ii)         shall be the subject of an involuntary petition under any such law and such involuntary petition is not stayed or dismissed within sixty (60) days after the date thereof;

(iii)        shall apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(iv)        shall make a general assignment for the benefit of any of its creditors;

(v)         shall be dissolved or liquidated;

(vi)        shall assign, transfer, sell or hypothecate any property serving as security for this Note;

(vii)       shall be subject to a proceeding or case, without the application or consent of a Maker, in any court of competent jurisdiction, seeking (a) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (b) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Maker or of all or any substantial part of its property or assets, or (c) similar relief in respect of such maker under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue without being dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue without being stayed and in effect for a period of sixty (60) or more days, or an order for relief against such Maker shall be entered in an involuntary case under the Federal Bankruptcy Code;

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(viii)      admit in writing its inability to pay its debts as such debts become due, or Payee shall, in good faith, believe that any Maker is generally unable to pay its debts as such debts become due (and written notice thereof is provided to Makers); or

(ix)         shall take any action for the purpose of affecting any of the foregoing.

Makers shall provide prompt written notice to Payee of any event constituting an Event of Default (or, that, but for the passage of time, would constitute an Event of Default) under Section 7(c), and in no event later than three (3) Business Days after the date of the occurrence of any of the foregoing.

8.          Remedies. At any time following an Event of Default under Section 7(a), Section 7(b) or Section 7(c), Payees may declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, immediately due and payable, and may proceed to enforce payment of the same and to exercise any and all of the rights and remedies afforded herein as well as all other rights and remedies possessed by Payee by law or otherwise. Upon the occurrence of an Event of Default under Section 7(c), the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall automatically and immediately become due and payable, and thereafter Payee may proceed to enforce payment of the same as the joint and several obligation of Makers and exercise any and all of the rights and remedies afforded herein as well as all other rights and remedies possessed by Payee by law or otherwise.

9.          Limitation on Interest. The Parties hereto intend to conform strictly to the applicable usury laws. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the Payee in excess of the amounts permitted by applicable law shall be applied by the holder of this Note to reduce the principal of the indebtedness evidenced by this Note, or, at the option of the holder of this Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, pro rating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, charged or received from the undersigned or any Maker (or successor thereto) in connection with the indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

10.         No Waiver by Payee. No failure or delay on the part of a Payee in exercising any right, power or privilege hereunder and no course of dealing between a Maker and a Payee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.         Waivers. Except as otherwise expressly provided for herein, Makers, signers, sureties, guarantors, and endorsers of this Note severally waive notice of acceptance of this Note, notice of extension of credit, demand, presentment, notice of presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice and protest, and agree to one or more renewals or extensions for any period or periods of time, partial payments and releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

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12.         Amendments, Waivers, Etc. No provision of this Note may be waived, changed, modified or discharged without an agreement in writing signed by the party against whom enforcement of such waiver, change, modification or discharge is sought, and then such waiver, change, modification or discharge shall be effective only in the specific instance and for the specific purpose for which given.

13.         Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Makers shall bind their successors and assigns, whether so expressed or not; provided, however, that Makers may not, without the prior written consent of all Payees, assign any rights, duties or obligations under this Note. Without the consent of Makers, the Payees may, in its sole discretion, at any time or from time to time while any portion of the indebtedness evidenced hereby remains unpaid, transfer, sell, assign or pledge this Note (or any portion thereof), the Intellectual Property Security Agreement and any of the other documents or agreements executed by Makers to secure this Note.

14.         Notices. Any notice, request, demand, claim, or other communication required or permitted hereunder shall be in writing and the address for any such notice, request, claim or other communication or delivery shall be as follows:

If to Makers:	Oryon Technologies, Inc.
OryonTechnologies, LLC
4251 Kellway Circle
Addison, Texas 75001
Attn: President

With a copy (that shall not
constitute notice) to:	Coffin & Driver PLLC
7557 Rambler Road, Suite 200
Dallas, Texas 75231
Attn: Vickie L. Driver
Fax: (214) 377-4858
E-mail: vdriver@coffindriverlaw.com

If to the Myant Payees:	Myant Capital Partners, Inc.
183 Wellington St. W.
Suite 2903
Toronto, Ontatio M5V 0A1
Attn: Tony Chahine
Email: tony@myant.ca

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With a copy (that shall not
constitute notice) to:	Bryan Cave LLP
Attn: Keith M. Aurzada
2200 Ross Ave., Suite 3300
Dallas, Texas 75201
Telephone (214) 721-8000
Facsimile (214) 721-8100
Email keith.aurzada@bryancave.com

If to the Marcus Payees:	MRM Acquisitions, LLC
Oryon Capital, LLC
M. Richard Marcus
5330 Alpha Road
Dallas, Texas 75240-1311
Attn: M. Richard Marcus
Email: mrmarcus@themarcuscompany.com

With a copy (that shall not
constitute notice) to:	Goldfarb PLLC
Attn: Jeffrey Goldfarb
2501 N. Harwood Street, Suite 1801
Dallas, Texas 75201
Telephone (214) 583-2233
Facsimile (214) 583-2234
Email: jgoldfarb@goldfarbpllc.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above by personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail. Each notice or other communication will be treated as effective and as having been given and received (i) if sent by mail, at the earlier of its receipt or three (3) days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail; (ii) if sent by facsimile or electronic mail, upon confirmation of facsimile transfer or electronic mail confirmation of transmission; (iii) if delivered personally by hand, upon written confirmation of delivery from the person delivering such notice or other communication; or (iv) if sent by nationally recognized overnight delivery service, upon written confirmation of delivery from such service.

15.         Headings. Article, section and paragraph headings are for reference only and do not affect the interpretation or meaning of any provisions of this Note.

16.         Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all Parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of Makers and Payees under the remainder of this Note shall continue to be in full force and effect.

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17.         Choice of Law; Jurisdiction; Venue. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND EACH MAKER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

18.         Expenses. Makers, jointly and severally, shall pay (i) all out-of-pocket expenses of Payees, including reasonable fees and disbursements of counsel for Payees, in connection with the enforcement of this Note, any waiver or consent hereunder or any amendment hereof, or any Event of Default or alleged Event of Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Payees, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith, and investigation expenses incurred by Payees in connection therewith, including any appeals. Any amount to be paid hereunder by Makers to Payees, to the extent not prohibited by applicable law, shall bear interest from the date of expenditure until reimbursed to Payees by Makers at the rate of interest which may be applicable from time to time during the period such funds remain unpaid as provided in this Note.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as of the date first set forth above.

ORYON TECHNOLOGIES, INC.

By:
Name:
Title:

ORYONTECHNOLOGIES, LLC

By:
Name:
Title:

Signature Page to

Secured Promissory Note